Exhibit 10.2
Execution Version

FIFTH AMENDMENT TO ISSUING AND PAYING AGENCY AGREEMENT

September 15, 2026

The Bank of New York Mellon,
as Issuing and Paying Agent
500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attn: Corporate Trust Administration
Re:    Cardinal Health, Inc.
Ladies and Gentlemen:
This letter (the “Fifth Amendment”) sets forth the understanding between you and Cardinal Health, Inc. (the “Company”), whereby you and the Company have agreed to amend that certain Issuing and Paying Agency Agreement by and between you (formerly known as The Bank of New York) and the Company dated August 9, 2006, amended February 28, 2007, November 23, 2016, September 15, 2017 and October 8, 2024 (as so amended, the “Issuing and Paying Agency Agreement”) in order to (i) increase to $4,000,000,000 the limit as to the aggregate principal amount of commercial paper notes which may be outstanding at any given time pursuant to the Issuing and Paying Agency Agreement and (ii) make certain technical changes to the Issuing and Paying Agency Agreement, in each case, in accordance with Section 14 of the Issuing and Paying Agency Agreement and as set forth below.
1.Defined Terms. Unless the context as used herein requires otherwise, capitalized terms used but not defined in this Fifth Amendment shall have the meaning given to them in the Issuing and Paying Agency Agreement.
2.Amendments.
(a)The last sentence of Section 1 of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and replaced with the following:
“As of September 15, 2026, the Dealers are BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC.”

(b)References in Section 2(a) of the Issuing and Paying Agency Agreement to “or facsimile” are hereby deleted in their entirety.
(c)References in Section 3(a) of the Issuing and Paying Agency Agreement to “or facsimile” are hereby deleted in their entirety and the third sentence of Section 3(a) is hereby deleted in its entirety and restated as follows:
“You shall not have any responsibility to the Company to determine by whom or by what means a signature may have been affixed on the CP Notes, or to determine whether any signature resembles the specimen signature(s) filed with you by a duly authorized officer of the Company.”
(d)References in Section 4(a) and 4(b) of the Issuing and Paying Agency Agreement to “or telecopy” are hereby deleted in their entirety.
(e)Section 4(a)(i) of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and restated as follows:
“(i) date each such Certificated CP Note the date of issuance thereof (which shall be a Business Day) and insert the maturity date thereof (provided that the Authorized Representative or Dealer Representative shall ensure that such date is a Business Day and that it shall not be more than 364 days from the date of issue) and the face amount (provided that the Authorized Representative or the Dealer Representative shall ensure that such face amount is not less than $250,000 and that the aggregate principal amount of CP Notes outstanding shall not exceed $4,000,000,000) thereof in figures;”
(f)Section 4(b)(iii) of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and restated as follows:
“(iii) the face amount (provided that the Authorized Representative or the Dealer Representative shall ensure that such face amount is not less than $250,000 and that the aggregate principal amount of CP Notes outstanding shall not exceed $4,000,000,000) thereof in figures.”
(g)Section 4(c) of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and restated as follows:
“You shall send a report (by means permitted hereunder) to the Company on a monthly basis of your issuance of CP Notes under this Section 4, including the maturity date and face amounts of each CP Note issued.”
(h)Section 10(b) of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and restated as follows:
“(b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice or other communication:
If to the Company, at:
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Treasury
Telephone No.: (614) 757-7650
Email: GMB-DUB-Treasury@cardinalhealth.com,

noting that notwithstanding the availability of email as method of delivery under this Section 10(b), the Company’s preferred method of receiving notices under this Agreement shall be by mail to the address set forth above.
If to you at:
The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attention: Corporate Trust Administration
Telephone No.: (412) 236-3139
Email: Nancy.R.Johnson@bny.com”
(i)The addresses for the Dealers set forth in Section 10(c) of the Issuing and Paying Agency Agreement are hereby deleted and replaced with the addresses set forth on Schedule I hereto.
(j)The last sentence of Section 10(c) is hereby deleted in its entirety and restated as follows:
“For purposes of this Section 10, “when received” shall mean actual receipt (i) of an electronic communication by an issuance system specified in or pursuant to this Agreement; (ii) of an oral communication by any person answering the telephone in the office of the individual or department specified in or pursuant to this Agreement; or (iii) of a written communication hand-delivered at the office specified in or pursuant to this Agreement.”
(k)The following is hereby added to the Issuing and Paying Agency Agreement as a new Section 10(d):
“(d) The Issuing and Paying Agent shall have the right to accept and act upon Instructions, including Instructions related to funds transfers given pursuant to the Issuing and Paying Agency Agreement, delivered using Electronic Means (as defined below); provided, however, that the Company shall provide to the Issuing and Paying Agent an incumbency certificate listing officers with the authority to provide such Instructions using Electronic Means (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Issuing and Paying

Agent Instructions using Electronic Means and the Issuing and Paying Agent elects to act upon such Instructions, its understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Issuing and Paying Agent cannot determine the identity of the actual sender of such Instructions and that the Issuing and Paying Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Issuing and Paying Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Issuing and Paying Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Issuing and Paying Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written Instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Issuing and Paying Agent, including without limitation the risk of the Issuing and Paying Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Issuing and Paying Agent using Electronic Means and that there may be more secure methods of transmitting such Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of such Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Issuing and Paying Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: email, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Issuing and Paying Agent, or another method or system specified by the Issuing and Paying Agent as available for use in connection with its services hereunder.”
(l)Section 20(b) of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and restated as follows:
“(b) You may consult with counsel of your selection, and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you, in the absence of gross negligence or willful misconduct on your part, in reliance on such advice or opinion.”
3.No Other Modifications. Except as expressly provided in this Fifth Amendment, all of the terms and conditions of the Issuing and Paying Agency Agreement shall remain unchanged and in full force and effect.

4.Binding Effect. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New York.
6.Conflict. In the event of any inconsistency or conflict between this Fifth Amendment and the Issuing and Paying Agency Agreement, the terms, provisions and conditions of this Fifth Amendment shall govern and control.
7.Counterparts. This Fifth Amendment may be executed in separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com, provided, however, that notwithstanding the foregoing, the Issuing and Paying Agent requires that any electronic signature must be a true representation of the signer’s actual signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.Concerning the Issuing and Paying Agent. All of the provisions contained in the Issuing and Paying Agency Agreement in respect of the rights, privileges, protections, immunities, powers and duties of the Issuing and Paying Agent shall be applicable in respect of this Fifth Amendment as fully and with like force and effect as though fully set forth in full herein.
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If the foregoing is acceptable to you, please indicate your agreement therewith by signing one or more counterparts of this Fifth Amendment in the space provided below, and returning such signed counterpart(s) to the Company, whereupon this letter when signed by you and the Company, will become a binding agreement between us.
CARDINAL HEALTH, INC.,
By:    Scott Zimmerman
Name:    Scott Zimmerman
Title: Treasurer

THE BANK OF NEW YORK MELLON, as Issuing and Paying Agent
By:    Glenn G. McKeever
Name:    Glenn G. McKeever
Title: Vice President

    Fifth Amendment
Issuing and Paying Agency Agreement